                                                                   EXHIBIT 10.18


                                    EXECUTIVE

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT



     This Amended and Restated Employment Agreement (this "Agreement") is entered into as of May 13, 2000, by and between James L. Dorman ("Executive") and Geographics, Inc., a Wyoming corporation (the "Company"). Capitalized terms not otherwise defined in the text of this Agreement have the meanings set forth in Appendix A, which is incorporated into this Agreement by reference.

                                   WITNESSETH:

     WHEREAS, the Executive and the Company entered into an employment agreement dated as of April 16, 1999 ("Prior Agreement") and desire to supercede the Prior Agreement with this Agreement;

     WHEREAS, in view of Executive's experience and demonstrated skills and abilities and his unique qualifications that are needed by the Company, the Company has determined that it is in the best interests of the Company and its stockholders to engage Executive as the Company's Chairman of the Board of Directors, President and Chief Executive Officer; and

     WHEREAS, the Company recognizes the need to provide a level of compensation and relative security that is competitive with that of other publicly held companies and that provides the necessary economic and performance incentives that will be of benefit to the Company stockholders in the long term.

     In consideration of each of the specific premises set forth above and in further consideration of the mutual agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

     1.1 Employment by the Company of Executive and Acceptance by Executive. The Company hereby employs Executive during the term of this Agreement in such capacities and upon such conditions concerning rates of compensation, benefits and other matters as are hereinafter stated. Executive hereby accepts such employment and agrees faithfully, diligently and to the best of his ability to discharge the responsibilities of the offices that he shall, as provided herein, occupy.

     1.2 Capacity. Executive shall be employed during the term of this Agreement as Chairman of the Board, President and Chief Executive Officer of the Company with such duties, functions, responsibilities and authority that are commensurate with and appropriate for such position and as are from time-to-time set forth in the Bylaws of the Company and otherwise delegated to Executive by the Company's Board of Directors (the "Board"). Notwithstanding the foregoing, while performing services under this Agreement, Executive does not have to reside in the State of Washington.

     1.3 Term. Subject to the other provisions of this Agreement, the term of this Agreement and Executive's employment hereunder shall be deemed to have commenced on the date of this Agreement and shall continue until April 17, 2003, or the occurrence of an Event of Termination (as defined in Section 3.1).

     1.4 Extension of Term. The term of this Agreement will be automatically extended for an additional one (1)-year period unless the Company delivers a written notice to the Executive within ninety (90) days of the termination date of this Agreement, or any extension thereof, that the term of this Agreement will not be extended.

                                   ARTICLE II

                COMPENSATION, BENEFITS AND EXPENSE REIMBURSEMENT

     2.1 Compensation and Benefits. For services rendered pursuant to this Agreement, Executive's compensation and benefits will consist of the following:

          (a) Base Salary. As salary compensation to Executive for his performance of the services to be rendered hereunder and for his acceptance of the responsibilities described herein and for his performance of all the usual obligations of employment, the Company agrees to pay to Executive, and Executive agrees to accept, during the term of this Agreement an annual base salary of not less than One Hundred Seventy Thousand Dollars ($170,000) per year or such greater amount as the Board or the appropriate committee thereof may from time-to-time determine (the "Base Salary"). At least annually the Board or the appropriate committee thereof shall review the Base Salary to determine whether it should be increased based on Executive's performance, the performance of the Company, or other circumstances then prevailing. The results of each review shall be communicated to and discussed with Executive by the Board or the appropriate committee thereof.

          (b) Benefits. Executive shall, during the term of this Agreement (and thereafter to the extent provided herein or in such plans), be eligible to participate in the Company's pension and retirement plans, insurance and death benefits in effect for all salaried employees, together with any future improvements in such plans and benefits. In addition, Executive shall be entitled during the term of this Agreement (and thereafter to the extent provided for herein or in any such plan) to receive such other and further benefits, including, without limitation, benefits under stock option plans, supplemental retirement plans, performance unit plans, deferred compensation and salary continuation plans, medical, health, life, accident and disability insurance programs, pension benefits, vacations, and any and all other benefits as are generally made applicable to key executive employees of the Company, and such additional benefits, as may be granted to him from time-to-time by the Board or the appropriate committee thereof.

          (c) Stock Options. The Company has previously granted options to purchase three hundred thousand (300,000) shares of the Company's common stock (the "Salary Options") to Executive at an exercise price of $0.30 per share, with such Salary Options being immediately vested and exercisable. The Company also previously granted Executive options to purchase Five Hundred Thousand (500,000) shares of the Company's common stock (the "Bonus Options") to Executive at an exercise price of $0.50 with one-eighteenth (1/18th) of such Bonus Options vesting and becoming exercisable on May 1, 1999 and each monthly anniversary thereafter. Effective as of the date hereof, the Company shall grant Executive options to purchase ____ shares of the Company's common stock at an exercise price of $_____ per share, with such options being immediately vested and exercisable.

     2.2 Expenses. The Company shall reimburse Executive for all reasonable expenses (including the expense of maintaining Executive's membership in the Milwaukee Club or other comparable business club) incurred in the course of the performance of Executive's duties and responsibilities pursuant to this Agreement and consistent with the Company's policies with respect to travel, entertainment and miscellaneous expenses, and the requirements with respect to the reporting of such expenses. In addition, the Company shall reimburse Executive for housing or hotel accommodations in the Blaine, Washington, area during the term of this Agreement, and Executive's travel to and from his residences and other offices to Blaine, Washington.

     2.3 Withholding. The Company shall be entitled to withhold from amounts to be paid to Executive hereunder any federal, state or local withholding or other taxes or charges that it is from time-to-time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of any such withholding shall arise.

                                   ARTICLE III

                                   TERMINATION

     3.1 Right to Terminate; Automatic Termination. Each of the following events shall be considered an "Event of Termination":

          (a) Termination By the Company for Cause. Subject to Section 3.2, upon the occurrence of any of the following events, the Company may terminate this Agreement and Employee's employment hereunder immediately for Cause upon delivery of written notice to Employee:

              (i) the commission by Employee of any act of willful or intentional dishonesty that is material to the Company;

              (ii) the conviction of Employee for an offense which involves fraud, dishonesty, moral turpitude and constitutes a misdemeanor or felony under federal, state or local laws and which is material to the Company as reasonably determined by a majority of the Board; and

              (iii) the intentional and prolonged failure of Employee to devote his best efforts to the performance of his duties and responsibilities hereunder or, alternatively, the prolonged incompetent performance by Employee of such duties and responsibilities, or breach of any term of this Agreement which is material to the Company as reasonably determined by a majority of the Board. For purposes of this subsection
          (iii), the intentional and prolonged failure of Employee to perform his duties or the prolonged incompetent performance of same or breach shall be deemed to exist if Employee has not substantially corrected such failure, performance, or breach within 60 days after having been given written notice by the Company. During this 60-day period, the Board may suspend the Executive from any or all Company activities.

          (b) Termination by Death or Disability. Subject to Section 3.2, Executive's employment and the Company's obligations under this Agreement shall terminate as follows: (i) automatically, effective immediately and without any notice being necessary, upon Executive's death; and (ii) in the event that Executive becomes Disabled, by the Company giving notice of termination to Executive.

          (c) Executive Resigns or Voluntarily Terminates Employment. Subject to
     Section 3.2, Executive may terminate his employment under this Agreement if Executive provides the Company at least two weeks advance written notice.

          (d) Termination by the Company Without Cause. Subject to the obligations of the Company to Executive as provided in Section 3.2, the Company may terminate Executive's employment without cause.

          (e) Executive Terminates Employment for Good Reason or due to a Change in Control. Subject to Section 3.2, Executive may terminate his employment immediately for Good Reason or upon a Change in Control.

     3.2  Rights Upon Termination.

          (a) Section 3.1(a) Termination. If the Executive's employment is terminated pursuant to Section 3.1(a), notwithstanding the other terms of this Agreement, Executive shall have no further rights against the Company hereunder, except the right to receive (i) any unpaid Base Salary with respect to the period prior to the effective date of termination, and (ii) reimbursement of expenses to which Executive is entitled under Section 2.2 hereof.

          (b) Section 3.1 (b) Termination. If Executive's employment is terminated pursuant to Section 3.1(b) because of the Executive's death, notwithstanding the other terms of this Agreement, Executive shall have no further rights against the Company hereunder, except for the right to receive (i) any unpaid Base Salary with respect to the period prior to the effective date of termination (ii) a death benefit in the amount equal to six (6) months salary (iii) reimbursement of expenses to which Executive is entitled under Section 2.2 hereof, and (iv) any unvested Salary Options, Bonus Options or other options granted to Executive to purchase the Company's common stock which are owned by Executive will become fully vested. If Executive's employment is terminated pursuant to Section 3.1(b) because of the Executive's disability, notwithstanding the other terms of this Agreement, Executive shall have no further rights against the Company hereunder, except for the right to receive (i) any unpaid Base Salary with respect to the period prior to the effective date of termination (ii) a severance payment in the amount equal to six (6) months salary (iii) reimbursement of expenses to which Executive is entitled under Section 2.2 hereof, and (iv) any unvested Salary Options, Bonus Options or other options granted to Executive to purchase the Company's common stock which are owned by Executive will become fully vested.

          (c) Section 3.1(c) Terminations. If Executive's employment is terminated pursuant to Section 3.1(c), notwithstanding the other terms of this Agreement, Executive shall have no further rights against the Company hereunder, except for the right to receive (i) any unpaid Base Salary with respect to the period prior to the effective date of termination (ii) reimbursement of expenses to which Executive is entitled under Section 2.2 hereof.

          (d) Section 3.1(d) Termination. If Executive's employment is terminated pursuant to Section 3.1(d), notwithstanding the other terms of this Agreement, Executive shall have the right to receive (i) any unpaid Base salary with respect to the period prior to the effective date of termination, (ii) one year's Base Salary payable on the regular payroll dates, subject to applicable withholding, for a period of one year following termination, and (iii) reimbursement of expenses to which Executive is entitled under Section 2.2 hereof, and (iv) any unvested Salary Options, Bonus Options or other options granted to Executive to purchase the Company's common stock which are owned by Executive will become fully vested.

          (e) Exclusive Remedy. To the extent permitted by applicable law, the payments contemplated by this Section 3.2 shall constitute the exclusive and sole remedy for any termination of Executive's employment with the Company (whether pursuant to, or in violation of, the terms of this Agreement), and Executive covenants not to assert or pursue any remedies, other than an action to enforce the payments due to Executive under this Agreement, at law or in equity, with respect to any termination of employment, and will sign a full and complete release at the time of termination, but prior to receipt of any compensation or benefits in excess of the compensation or benefits already earned and accrued.

                                   ARTICLE IV

                         CONFIDENTIALITY; NONCOMPETITION

     4.1  Covenant Against Competition.

          (a) Noncompetition. Without the prior written consent of the Company, Executive, for a two-year period following his resignation, shall not become involved directly or indirectly, as an employee, officer, director, partner, consultant, owner (other than a minority shareholder interest of not more than 5% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter) or in any other capacity, in any activity on behalf of a Competitor of the Company.

          (b) Nonsolicitation. For a period of two years after the termination of Executive's employment, Executive will not solicit, or assist another person to solicit, any employee, supplier or other person having business relations with the Company to terminate such employee's employment or terminate or curtail such supplier's or other person's business relationship with the Company.

     4.2 Confidentiality Information. Executive acknowledges that he has been required to use his personal intellectual skills on behalf of the Company, its subsidiaries and affiliates (the term "Company" as used in this Section 4.2 shall include such subsidiaries and affiliates) and that it is reasonable and fair that the fruits of such skills should inure to the sole benefit of the Company. Executive further acknowledges that he has acquired information of a confidential nature relating to the operation, finances, business relationships and trade secrets of the Company. Therefore, for a period of two years following termination of employment, Executive will not use (except in response to a request by an officer of the Company), publish, disclose or authorize anyone else to use, publish or disclose, without the prior written consent of the Company, within the geographical area in which such use, publication or disclosure could harm the Company's existing or potential business interests, any Confidential Information or trade secrets; provided, however, that following termination of Executive's employment, Executive shall be prohibited from ever using, publishing, disclosing or authorizing anyone else to use, publish or disclose, any information that constitutes a trade secret under applicable law. Executive shall not remove or retain any figures, calculations, formulae, letters, papers, software, abstracts, summaries, drawings, blueprints, diskettes or any other material, or copies thereof, which contain or embody any Confidential Information or trade secrets of the Company, except for use in the course of Executive's regular authorized duties on behalf of the Company. The foregoing notwithstanding, Executive has no obligation to refrain from using, publishing or disclosing any such Confidential Information that is or hereafter shall become available to the public, other than by use, publication or disclosure by Executive. This prohibition also does not prohibit Executive's use of general skills and know-how acquired during and prior to employment with the Company, as long as such use does not involve the use, publication or disclosure of the Company's Confidential Information or trade secrets.

                                    ARTICLE V

                               GENERAL PROVISIONS

     5.1 Notices. Any and all notices provided for in this Agreement shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, or (ii) when mailed to such party by registered or certified mail (return receipt requested) or sent to such party by courier, confirmed by receipt, and addressed to such party at the address designated below for such party as follows (or to such other address for such party as such party may have substituted by notice pursuant to this Section 5.1):

     (a)  If to the Company:

          Geographics, Inc.
          1555 Odell Road
          P.O. Box 1750
          Blaine, WA 98231
          Attn: Board of Directors

          with a copy to:

          Tod B. Linstroth
          Michael Best & Friedrich LLP
          P.O. Box 1806
          Madison, WI 53701-1806

     (b)  If to Executive:

          James L. Dorman
          5260 South Landings Drive
          Ariel 1608
          Ft. Meyers, FL  33919

          with a copy to:

          James R. Lowe
          Whyte Hirschboeck Dudek SC
          111 East Wisconsin Avenue, #2100
          Milwaukee, WI  53202-4861

Any purported notice of Event of Termination pursuant to Section 3.1 shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. No such purported termination shall be effective unless the notice meets the requirements of this Section 5.1.

     5.2 Entire Agreement. This Agreement contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties, with respect to the subject matter hereof.

     5.3 Amendment; Headings. This Agreement may be altered, amended or modified only in a writing, signed by both of the parties hereto. Headings included in this Agreement are for convenience only and are not intended to limit or expand the rights of the parties hereto. References to Sections herein shall mean sections of the text of this Agreement, unless otherwise indicated.

     5.4 Assignability. This Agreement and the rights and duties set forth herein may not be assigned by Executive, or by the Company, in whole or in part, except that the Company may assign its rights and obligations to a successor of the Company's business which expressly assumes the Company's obligations hereunder in writing. This Agreement shall be binding on and inure to the benefit of each party and such party's respective heirs, legal representatives, successors and permitted assigns.

     5.5 Severability. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and such invalid or unenforceable provision shall be rewritten or construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed herein.

     5.6 Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     5.7 Governing Law; Construction. This Agreement and the obligations hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Washington (without regard to its conflict of laws principles). Any ambiguities in this Agreement shall not be strictly construed against the drafter of the language, but rather shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.




                                        /s/ James L. Dorman
                                        ---------------------------------------
                                        James L. Dorman


                                        GEOGRAPHICS, INC.


                                        By: /s/ Tod B. Linstroth
                                            -----------------------------------
                                                Tod B. Linstroth
                                                Secretary















               (Signature Page of Executive Employment Agreement)

                                   APPENDIX A

                                   DEFINITIONS

"Change in Control" shall mean the occurrence any of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% of more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in
     Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c);

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (c) Consummation of a reorganization, merger or consolidation or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") in each case, unless, following such Business Combination, (i) all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then Outstanding Company Common Stock and the combined voting power of the then Outstanding Company Voting Securities after the Business Combination, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trusts) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the corporation resulting from such Business Combination were



                                   Appendix-1
     members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

"Competitor" shall mean an organization identified in Appendix B or the successor to such an organization or an organization not identified but which is engaged in the development, manufacture, marketing, sale or distribution of stationary paper products or any other products the Company may undertake to develop, manufacture, sell or distribute (collectively, "Products") or which is formed, created, or initiated by Executive, either individually or in concert with others, with a purpose, plan or activity to develop, manufacture, market, sell or distribute Products.

"Confidential Information" shall mean information that is possessed by or developed for the Company and that relates to the Company's existing or potential business or technology, which information is generally not known to the public and which information the Company seeks to protect from disclosure to its existing or potential competitors or others, including, without limitation, the following: business plans, strategies, existing or proposed bids, costs, technical developments, existing or proposed research projects, financial or business projections, investments, marketing plans, negotiation strategies, training information and materials, information generated for client engagements and information stored or developed for use in or with computers. Confidential Information also includes information received by the Company from others for which the Company has an obligation to treat as confidential, including all information obtained in connection with client engagements.

"Disabled" shall mean that Executive is unable to perform his services under this Agreement for a continuous period of six months by reason of his physical or mental illness or incapacity. If there is any dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such question shall be submitted to a licensed physician agreed to by Executive (or any legal guardian lawfully appointed) and the Company, or, if they are unable to so agree, appointed by the senior judge of the Milwaukee County Circuit Court at the request of either Executive (or such legal guardian) or the Company. Executive shall submit to such examinations and provide such information as such physician may reasonably request and the determination of such physician as to Executive's physical or mental condition shall be binding and conclusive upon Executive and the Company.

"Good Reason" shall mean a basis for termination of this Agreement by Executive
     (1) for any reason within three (3) months following a Change in Control), or (2) any material breach by the Company of the terms of this Agreement.




                                   Appendix-2

                                   APPENDIX B
                                   ----------

                               LIST OF COMPETITORS

1.        Paper Direct, Inc.

2.        Taylor, Inc.

3.        American Pad & Paper Company

4.        Z-International, Inc.














                                   Appendix-3